UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 21, 2005

UROPLASTY, INC.

(Exact name of registrant as specified in charter)

000-20989	41-1719250
(Commission File No.)	(IRS Employer Identification No.)

Minnesota
(State or other jurisdiction of incorporation or organization)

2718 Summer Street N.E.
Minneapolis, Minnesota 55413-2820
(Address of principal executive offices)

612-378-1180
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 of the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Securities Purchase Agreement
Warrant
Registration Rights Agreement

Item 1.01 Entry into a Material Definitive Agreement

     On April 21, 2005, we entered into a Securities Purchase Agreement with 12 investors pursuant to which we sold an aggregate of 2,147,142 shares of Common Stock for $3.50 per share, together with warrants to purchase an additional 1,073,571 shares of Common Stock. The warrants are exercisable for five years at an exercise price of $4.75 per share.

     Under a separate Registration Rights Agreement, we have agreed to file a registration statement with the U.S. Securities and Exchange Commission covering the resale of the shares (including those issuable upon exercise of the warrants). We are required to file this registration statement within 30 days of the closing and to obtain its effectiveness within 90 days of filing. However, if the SEC reviews the registration statement filing, we are required to obtain the effectiveness within 120 days of the closing or, if sooner, five days after the SEC completes its review. We have agreed to use our reasonable best efforts to keep the registration statement effective for five years, or if sooner, until the investors have sold all their shares or can sell them without restriction pursuant to Rule 144(k).

     Subject to various exceptions, we have agreed to issue certain additional shares to the investors without charge, and to reduce the exercise price of the warrants, in the event that, within one year from closing, we issue shares of Common Stock at less than $3.50 per share. In addition, if we do not timely file and obtain SEC effectiveness of the registration statement, or if use of the registration statement is suspended for more than 30 aggregate trading days after it becomes effective, then for each month that this failure continues, we have agreed to pay the investors 1% of their original investment amount.

     We generally may call for the investors to exercise their warrants beginning two years after the closing if, for 30 consecutive trading days prior to making this call, the closing price for our Common Stock is at least $9.00 per share and the average daily trading volume is 5,000 shares.

Item 3.02 Unregistered Sales of Equity Securities

     (a) On April 21, 2005, we sold 2,147,142 shares of Common Stock, together with warrants to purchase an additional 1,073,571 shares of Common Stock. We also sold the placement agent, identified below, a warrant to purchase 107,357 shares of Common Stock.

     (b) Craig Hallum Capital Group LLC acted as the exclusive placement agent for our offering of securities. We did not publicly offer our securities. We sold the shares and warrants to 12 investors, each of whom represented that he, she or it was an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended.

     (c) We sold the shares and warrants for cash. The total offering price was $7,514,997. The placement agent received total commissions of $526,049.79, or 7% of the total offering price, together with reimbursement of $23,432.44 of accountable expenses. The placement agent purchased its warrant from us for $50.00.The agent’s warrant is exercisable for five years at an exercise price of $4.75 per share. We may call for the agent to exercise its warrant if, for 30 consecutive trading days prior to making this call, the average closing price for our Common Stock is at least $7.13 per share.

     (d) We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for this transaction. We did not engage in any public advertising or general solicitation. We offered each investor disclosure of all aspects of our business. For example, each investor had access to our reports filed with the SEC and our press releases. The lead investor was represented by its own counsel. Based on our investigation, we believe that each investor obtained all information regarding us that the investor requested, received answers to all questions the investor and his, her or its advisors posed and otherwise understood the risks of accepting our securities for investment purposes.

     (e) The warrants issued to the investors are exercisable for five years at an exercise price of $4.75 per share. Subject to various exceptions, we have agreed to reduce the exercise price of the warrants in the event that, within one year from closing, we issue shares of Common Stock at less than $3.50 per share. We generally may call for the investors to exercise their warrants beginning two years after the closing if, for 30 consecutive trading days prior to making this call, the closing price for our Common Stock is at least $9.00 per share and the average daily trading volume is 5,000 shares.

     The agent’s warrant is exercisable for five years at an exercise price of $4.75 per share. We may call for the agent to exercise its warrant if, for 30 consecutive trading days prior to making this call, the average closing price for our Common Stock is at least $7.13 per share.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

	10.20	(Form of) Securities Purchase Agreement dated April 21, 2005.
	10.21	(Form of) Warrant issued April 21, 2005.
	10.22	(Form of ) Registration Rights Agreement dated April 21, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 26, 2005
UROPLASTY, INC.
By /s/ Sam B. Humphries
Sam B. Humphries, President and Chief
Executive Officer